   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2006


                                                     REGISTRATION NO. 333-127048
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--------------------------------------------------------------------------------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                             FORM S-4 AND FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------


                      ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified, and name of small business issuer, in its charter)

              MICHIGAN                               3845                              38-3317208
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                                30142 WIXOM ROAD
                             WIXOM, MICHIGAN 48393
                           TELEPHONE: (248) 960-9009
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                30142 WIXOM ROAD
                             WIXOM, MICHIGAN 48393
(Address of principal place of business or intended principal place of business)
                             ---------------------
                               ROBERT L. CHIOINI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                30142 WIXOM ROAD
                             WIXOM, MICHIGAN 48393
                           TELEPHONE: (248) 960-9009
 (Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)
                             ---------------------
                                    COPY TO:

                              JOHN P. KANAN, ESQ.
                     HONIGMAN MILLER SCHWARTZ AND COHN LLP
                          2290 FIRST NATIONAL BUILDING
                          DETROIT, MICHIGAN 48226-3506
                           TELEPHONE: (313) 465-7438
                           TELECOPIER: (313) 465-7439
                             ---------------------
    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE           OFFERING            AGGREGATE           REGISTRATION
         SECURITIES TO BE REGISTERED             REGISTERED(1)        PRICE PER UNIT       OFFERING PRICE            FEE
---------------------------------------------------------------------------------------------------------------------------------
Warrants.....................................     3,270,303(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Shares issuable upon exercise of
  Warrants...................................     2,401,021(3)           $3.50(4)           $12,687,500           $1,493.32
---------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee.......................                                                                     $1,493.32(5)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416, there are also being registered such indeterminate number of additional shares as may become issuable pursuant to the anti-dilution provisions of the Warrants.


(2) Reflects the de-registration of 354,697 Warrants expiring January 26, 2006 with an exercise price of $3.90 that were not issued prior to the expiration on November 28, 2005 of the issuer tender offer with respect thereto.



(3) Reflects the de-registration of 1,223,979 shares issuable upon exercise of Warrants expiring January 26, 2006 with an exercise price of $3.90 that expired unexercised or that were not issued prior to the expiration on November 28, 2005 of the issuer tender offer with respect thereto.



(4) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(g), based on the value of the warrants expiring January 26, 2006 with an exercise price of $3.90 computed in accordance with Rule 457(f)(1) and Rule 457(c), based on the average of the high and low sales prices of the Warrants expiring January 26, 2006 with an exercise price of $4.50, as quoted on The Nasdaq SmallCap Market, and the value of the common shares based on the average of the high and low sales prices of the common shares, as quoted on The Nasdaq SmallCap Market, on July 26, 2005.



(5) Paid with original filing.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


The purpose of this Post-Effective Amendment No. 1 to Form S-4 and Form SB-2 registration statement is to de-register (a) 354,697 Warrants originally registered pursuant to this registration statement and expiring January 26, 2006 with an exercise price of $3.90 that were not issued prior to the expiration on November 28, 2005 of the issuer tender offer with respect thereto, and (b) 1,223,979 shares originally registered pursuant to this registration statement and issuable upon exercise of Warrants expiring January 26, 2006 with an exercise price of $3.90 that expired unexercised or that were not issued prior to the expiration on November 28, 2005 of the issuer tender offer with respect thereto.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, in the City of Wixom, State of Michigan, on February 21, 2006. Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment no. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on February 21, 2006.


                                         ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                                      (Registrant)

                                         By:     /s/ ROBERT L. CHIOINI
                                           -------------------------------------
                                           Robert L. Chioini
                                           President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates stated.



                    SIGNATURE                                          TITLE                            DATE
                    ---------                                          -----                            ----

              /s/ ROBERT L. CHIOINI                    President, Chief Executive Officer and     February 21, 2006
 ------------------------------------------------      Director (Principal Executive Officer)
                Robert L. Chioini


               /s/ THOMAS E. KLEMA                           Vice President of Finance,           February 21, 2006
 ------------------------------------------------      Chief Financial Officer, Treasurer and
                 Thomas E. Klema                                     Secretary
                                                          (Principal Financial Officer and
                                                           Principal Accounting Officer)


                        *                                             Director                    February 21, 2006
 ------------------------------------------------
                 Kenneth L. Holt


                        *                                             Director                    February 21, 2006
 ------------------------------------------------
                  Ronald D. Boyd


                        *                                             Director                    February 21, 2006
 ------------------------------------------------
                Patrick J. Bagley


 *By:              /s/ THOMAS E. KLEMA                                                            February 21, 2006
        ------------------------------------------
            Thomas E. Klema, Attorney-in-Fact

                                       II-4